Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JANUARY 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$31,572
Cash equivalents held in trust	1,817
Total investments held in trust	33,389
Cash and cash equivalents	755
Fixed-maturity securities, at fair value	3,575
Accrued investment income	315
Prepaid expenses	12
Premiums receivable	281
Total assets	$38,327

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$1,379
Losses payable	204
Unearned premiums	557
Accrued ceding commission expense	23
Other liabilities	199
Total liabilities	2,362
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(33,915)
Total stockholder’s equity	35,965
Total liabilities and stockholder’s equity	$38,327

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JANUARY 31, 2016

(in thousands)

Revenues:
Premiums earned	$266
Net investment income	80
Total revenues	346
Expenses:
Underwriting benefit	(34)
General and administrative expenses	199
Total expenses	165
Income before federal income taxes	181
Federal income tax benefit	—
Net income	$181